Exhibit 23

                            Zafar Husain Siddiqui
                            Chartered Accountant

                      CONSENT OF Zafar Husain Siddiqui

The undersigned, Zafar Husain Siddiqui, Chartered Accountants hereby Consent to the use of our name and the use of our opinion dated August 12, 2001 on the consolidated financial statements of The Widecom Group Inc. ("the Company") for the years ended March 31, 2000 and 2001 included in Form 10-K Annual Report being filed by the Company.


Toronto, Ontario                       /s/ Zafar Husain Siddiqui llp
August 15, 2001                             Charted Accountants